     As filed with the Securities and Exchange Commission on December 7, 1999

                  Registration No. 33-_________________________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                             DEL LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  -------------
               DELAWARE                                  13-1953103
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

   178 EAB PLAZA, UNIONDALE, NEW YORK                       11556
(Address of Principal Executive Offices)                 (Zip Code)

         DEL LABORATORIES, INC. 1994 STOCK PLAN, AS AMENDED AND RESTATED
                            (Full title of the plan)

                                 DAN K. WASSONG
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                             DEL LABORATORIES, INC.
                                  178 EAB PLAZA
                            UNIONDALE, NEW YORK 11556
                     (Name and address of agent for service)
                                 (516) 844-2000
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             LAWRENCE G. GRAEV, ESQ.
                        O'SULLIVAN GRAEV & KARABELL, LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 408-2400

                                  -------------
                         CALCULATION OF REGISTRATION FEE

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
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                                                                           PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE        AMOUNT TO BE REGISTERED                  OFFERING                  PROPOSED AGGREGATE OFFERING
             REGISTERED                                                   PRICE PER UNIT (1)                         PRICE
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
      Common Stock, par value             400,000 shares                        $8.63                           $3,452,000.00
          $1.00 per share
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

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(1)      The Proposed Maximum Offering Price per Share was estimated pursuant to
         Rule 457(h) under the Securities Act of 1933, as amended. The estimated Proposed Maximum Offering Price per Share was estimated by reference to the average of the high and low prices of the Registrant's Common Stock reported on the American Stock Exchange on December 2, 1999, which average was $8.63. The number referenced above represents a weighted average of the foregoing estimates.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to participating employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed with the Commission are incorporated into this registration statement by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the
                      quarter ended September 30, 1999;

                  (c) All other reports filed by the Registrant pursuant to
                      Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998; and

                  (d) The description of the Registrant's Common Stock, par
                      value $1.00 per share, contained in the Registrant's Registration Statement on Form 8C dated August 11, 1967, as amended by Amendment No. 1 on Form 8 dated June 30, 1980, filed pursuant to Section 12 of the Exchange Act.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. Section 102(b) (7) of the Delaware General Corporation Law permits a Delaware corporation, with the approval of its stockholders, to include within its certificate of incorporation a provision eliminating or limiting the personal liability of its directors to that corporation or its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duty of care, both in suits by or on behalf of the corporation and in actions by stockholders of the corporation.

                  The Registrant's certificate of incorporation, as amended (the "Certificate of Incorporation"), includes an Article which allows the Registrant to take advantage of Section 102(b) (7) of the Delaware General Corporation Law. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the Delaware General Corporation Law, of directors and officers of the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such person may become involved by reason of the fact that he or she is or was serving as a director or officer of the Registrant. The Certificate of Incorporation also provides that the Registrant may indemnify, in the same manner, any of its employees or agents or any person who is serving at the request of the Registrant as a director, officer, employee or agent of another entity.

                  The Registrant's By-laws contain provisions concerning the indemnification of officers and directors which are substantially identical to those contained in the Certificate of Incorporation.

                  The Registrant maintains liability insurance covering its directors, officers, employees and agents with respect to certain liabilities, not including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such directors, officers, employees or agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

          EXHIBIT                              DESCRIPTION
          -------                              -----------
            4.1               1994 Stock Plan, as amended and restated, filed as
                              Annex A to the Registrant's proxy statement dated
                              April 27, 1999, filed with the Commission on such
                              date, which Annex is incorporated herein by
                              reference.

            5.1 Opinion of O'Sullivan Graev & Karabell, LLP, filed herewith.

            15                Not Applicable.

            23.1              Consent of KPMG LLP, filed herewith.

            23.2              Consent of counsel, contained in the opinion filed as Exhibit 5.1 hereto.

            24.1              Power of Attorney (see page II-5 of this Registration Statement).

ITEM 9.

UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, State of New York, on this 7th day of December, 1999.

                                           DEL LABORATORIES, INC.

                                           By: /s/ DAN K. WASSONG
                                               --------------------------------
                                               Dan K. Wassong
                                               Chairman of the Board, President
                                               and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Dan K. Wassong, Enzo J. Vialardi and Gene L. Wexler or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all Registration Statements on Form S-8 with respect to any securities to be offered and issued by Del Laboratories, Inc., a Delaware corporation (the "Registrant"), pursuant to any employee benefit plan (as such term is defined in the General Instructions to Form S-8) of the Registrant and any or all amendments to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                             Chairman of the Board,
/s/ DAN K. WASSONG            President and Chief
-----------------              Executive Officer
Dan K. Wassong            (Principal Executive Officer)            November 30, 1999


                          Executive Vice President and Chief       November 30, 1999
/s/ ENZO J. VIALARDI             Financial Officer
-------------------         (Principal Financial and
Enzo J. Vialardi               Accounting Officer)


/s/ MARTIN E. REVSON                Director                       November 30, 1999
--------------------
Martin E. Revson

/s/ CHARLES J. HINKATY              Director                       November 30, 1999
----------------------
Charles J. Hinkaty

/s/ ROBERT A. KAVESH                Director                       November 30, 1999
--------------------
Robert A. Kavesh

/s/ STEVEN KOTLER                   Director                       November 30, 1999
--------------------
Steven Kotler

/s/ MARCELLA MAXWELL                Director                       November 30, 1999
--------------------
Marcella Maxwell

/s/ GEORGE LINDEMANN                Director                       November 30, 1999
--------------------
George Lindemann

/s/ JACK FUTTERMAN                  Director                       November 30, 1999
--------------------
Jack Futterman

                                  EXHIBIT INDEX

 EXHIBIT                                                             DESCRIPTION
 -------                                                             -----------
   5.1        Opinion of O'Sullivan Graev & Karabell, LLP, filed herewith.

  23.1        Consent of KPMG LLP, filed herewith.

  23.2        Consent of counsel, contained in the opinion filed as Exhibit 5.1 hereto.

  24.1        Power of Attorney, see page II-5.